Exhibit 5.5

[Letterhead of Dykema Gossett PLLC]

July 27, 2009

HD Supply, Inc.

HD Supply Fasteners & Tools, Inc.

3100 Cumberland Boulevard Suite 1480

Atlanta, Georgia 30339

Re:	HD Supply, Inc. Registration Statement on Form S-4 (File No. 333-159809) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Michigan counsel for HD Supply Fasteners & Tools, Inc., a Michigan corporation (the “Company”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

(a)	the Articles of Incorporation of the Company, as amended to date (the “Articles”);

(b)	the Bylaws of the Company, as amended to date (the “Bylaws”);

(c)	resolutions of the Company’s Board of Directors as to certain matters (the “Resolutions”);

(d)	the Consent for each Third Supplemental Indenture identified on Schedule I attached hereto (the “Consent”);

(e)	the documents listed on Schedule I attached hereto (the documents listed on Schedule I hereinafter the “Transaction Documents”); and

(f)	a Certificate of Good Standing for the Company, dated July 9, 2009 obtained from the Michigan Department of Energy, Labor & Economic Growth.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein

HD Supply, Inc.

HD Supply Fasteners & Tools, Inc.

July 27, 2009

and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (ii) the legal capacity of each natural person who is signatory to any of the documents examined by us, (iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of the Company, (vi) that the Articles and Bylaws are in full force and effect, have not been amended and no amendment of the Articles or Bylaws is pending or has been proposed, (vii) that the Resolutions have been duly adopted, have not been amended, modified or revoked and are in full force and effect on the date hereof and constitute the only resolutions of the Company related to the matters set forth therein, (viii) that the Consent has been duly executed, has not been amended, modified or revoked and is in full force and effect on the date hereof, and (ix) in connection with the documents of which we have received a form, that (a) all blanks contained in such documents have been properly and appropriately completed, (b) optional provisions included in such documents have been properly and appropriately selected, and (c) such documents conform in all material respects to the forms which we have reviewed. We have not participated in the preparation of any offering materials relating to the Company and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Michigan (excluding the securities laws and blue sky laws of the State of Michigan), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Michigan laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based on the foregoing, and upon our examination of such questions of law and statutes of the State of Michigan as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Company is validly existing in good standing as a corporation under the laws of the State of Michigan.

HD Supply, Inc.

HD Supply Fasteners & Tools, Inc.

July 27, 2009

2. Under the Michigan Business Corporation Act, as amended (the “MBCA”), the Bylaws and the Resolutions, the Company has all necessary corporate power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

3. Under the MBCA, the Bylaws and the Resolutions, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Company.

4. No authorization, consent, approval or order of any Michigan court or any Michigan governmental or administrative body is required to be obtained by the Company solely as a result of the execution and delivery by the Company of the Transaction Documents, or the performance by the Company of its obligations thereunder.

5. The execution, delivery and performance by the Company of the Transaction Documents do not violate (i) the Articles, (ii) the Bylaws or (iii) the MBCA.

We understand that you will rely as to matters of Michigan law upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Michigan law upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Michigan law upon this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the related Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours,

DYKEMA GOSSETT PLLC

/s/ Dykema Gossett PLLC

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SCHEDULE I

1. Supplemental Indenture in Respect of Subsidiary Guarantee, dated as of August 30, 2007 (the “Indenture”), by and between HD Supply Inc., the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, a national banking association, as trustee, relating to the 12.0% Senior Cash Pay Notes due 2014.

2. Third Supplemental Indenture, dated October 30, 2007, by and between HD Supply, Inc., the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 12.0% Senior Cash Pay Notes due 2014.

3. Supplemental Indenture in Respect of Subsidiary Guarantee, dated as of August 30, 2007 (the “Indenture”), by and between HD Supply Inc., the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, a national banking association, as trustee, relating to the 13.5% Senior Subordinated Notes dues 2015.

4. Third Supplemental Indenture, dated October 30, 2007, by and between HD Supply, Inc., the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 13.5% Senior Subordinated Notes due 2015.